UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors of Global Payments Inc. (the “Company”) approved the Global Payments Inc. Non-Qualified Deferred Compensation Plan (the “Plan”).

The Plan is intended to allow a select group of management or highly compensated employees, including the Company’s named executive officers and non-employee directors, to defer the payment of current compensation to future years for tax and financial planning purposes. Subject to the terms and conditions set forth in the Plan, each participant may elect to defer a portion of his or her salary, bonus, sales commissions and/or director fees, and such deferred amounts are credited to the participant’s account. Amounts in a participant’s account will be indexed to one or more deemed investment alternatives chosen by each participant from a range of such alternatives available under the Plan. Each participant’s account will be adjusted to reflect the investment performance of the selected investment fund(s), including any appreciation or depreciation.

Participant’s accounts are payable in cash and generally will be paid in either a single lump-sum or in annual installments over two (2) to ten (10) years, as elected by the participant, following the participant’s separation from service, in a scheduled withdrawal year, or the earlier or later of the participant’s separation from service or the scheduled withdrawal year. A scheduled withdrawal year may be from two (2) to twenty (20) years from the year the deferrals are made. In the event of an unforeseeable financial hardship, the participant may elect to receive some or all of the deferred amounts and related earnings, subject to approval by the Plan Administrator of the Plan.

The obligation to pay the balance of each participant’s account will at all times be an unfunded and unsecured obligation of the Company. Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency. The Company may, but is not required to, establish a grantor trust, which may be a rabbi trust, for the purpose of informally funding the Plan. Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Plan.

The foregoing description of the Plan is qualified in its entirety by the full text of such Plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Global Payments Inc. Non-Qualified Deferred Compensation Plan, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 dated September 16, 2010, File No. 333-169436, and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.
(Registrant)

Date: September 21, 2010	By:	/S/ DAVID E. MANGUM
David E. Mangum
Chief Financial Officer

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